EXHIBIT 99.1

Apollo Gold Closes US$70 Million Project Financing
Agreement for the Black Fox Project

Denver, Colorado – February 23, 2009 - Apollo Gold Corporation (“Apollo” or the “Company”) (TSX: APG) (AMEX: AGT) is pleased to announce that it has closed a US$70 million project financing agreement (the “Project Facility”) relating to its 100% owned Black Fox project (“Black Fox Project”) located near Timmins, Ontario, Canada.  The Project Facility refinances the US$15 million bridge facility (“Bridge Facility”) entered into on December 10, 2008.

Apollo expects to use the proceeds from the Project Facility (i) to repay the Bridge Facility, (ii) to complete the development of the Black Fox Project and (iii) to provide for up to US$7 million in agreed corporate expenditures.

The terms of the Project Facility include:

•
a commitment by Macquarie Bank Limited (“Macquarie Bank”) and RMB Australia Holdings Limited (“RMB” and, together with Macquarie Bank, the “Banks”) to lend to Apollo up to US$70 million available for drawdown between closing of the Project Facility and June 30, 2009;

•	interest on the outstanding principal amount accruing at a rate equal to LIBOR plus 7% per annum and repayable in quarterly installments commencing September 30, 2009;

•	scheduled repayment of the principal amount in unequal quarterly amounts commencing September 30, 2009 with the final repayment no later than March 31, 2013; and

•	an arrangement fee of US$3,465,551 payable by Apollo to the Banks in cash upon first drawdown under the Project Facility.

In consideration for providing the financing, the Banks were issued an aggregate of 34,836,111 warrants (“Warrants”) exercisable for a period of 48 months from closing at an exercise price of Cdn.$0.252 per share (subject to customary anti-dilution adjustments).   The Warrants are in addition to the 42,614,254 common share purchase warrants issued to the Banks in connection with the Bridge Facility.

As a part of the Project Facility, Apollo and the Banks have entered into a hedging program covering both gold sales and part of Apollo’s Canadian dollar operating costs. Apollo has entered into a 250,420 ounce gold forward sales program which will be allocated across the 4 year term of the Project Facility. The weighted average price of the sales program is US$876.063 per ounce of gold.  The foreign exchange hedge program will be for the Canadian dollar equivalent of US$60 million over a period covering the four year term of the Project Facility.

Under the terms of a previously existing engagement letter between Apollo and Haywood Securities Inc. (“Haywood”) pursuant to which Haywood agreed to provide financial advisory services to Apollo, the Project Facility constitutes an “alternative transaction” that requires Apollo to pay certain compensation to Haywood.  Specifically, under the terms of such engagement letter, Apollo is required to compensate Haywood by issuing to it 2,172,840 common shares and 2,567,901 common share purchase warrants exercisable for a two year period at an exercise price of Cdn.$0.256.

With the completion of the Project Facility, the Company believes that it is now in compliance with all of the continued listing requirements of the Toronto Stock Exchange.

R. David Russell, President and CEO of Apollo, said “I am happy that we now have the finances to complete our Black Fox mine and mill and that we have done it with two banks who understand mining projects and are very supportive of our Company. I now look forward to the commencement of mining in the Black Fox open pit in March and the commissioning of the mill in April 2009.”

Following its receipt of 23,198,336 Warrants, Macquarie Bank will own, control or direct an aggregate of 4,000,000 common shares of Apollo and an aggregate of 46,505,463 warrants of Apollo, of which 2,000,000 warrants are exercisable to purchase 2,000,000 common shares of Apollo at Cdn.$0.65 per share, 21,307,127 warrants are exercisable to purchase 21,307,127 common shares of Apollo at a price of Cdn.$0.221 per share and its 23,198,336 Warrants are exercisable to purchase 23,198,336  common shares of Apollo at a price of Cdn.$0.252 per share.

Were Macquarie Bank to exercise its Warrants, it would own, control or direct an aggregate of 27,198,336 common shares of Apollo, representing 10.92% of Apollo’s issued and outstanding common shares on an otherwise undiluted basis.* Were Macquarie Bank to exercise all of its Apollo warrants, it would own, control or direct an aggregate of 50,505,463 common shares of Apollo, representing 18.54% of Apollo’s issued and outstanding common shares on an otherwise undiluted basis.*

Following its receipt of 11,637,775 Warrants, RMB (or its affiliates) will own, control or direct an aggregate of 4,716,800 common shares of Apollo and an aggregate of 33,944,902 warrants of Apollo, of which 1,000,000 warrants are exercisable to purchase 1,000,000 common shares of Apollo at a price of US$0.50 per share, 21,307,127 warrants are exercisable to purchase 21,307,127 common shares of Apollo at a price of Cdn.$0.221 per share and its 11,637,775 Warrants are exercisable to purchase 11,637,775 common shares of Apollo at a price of Cdn.$0.252 per share.

Were RMB (or its affiliates) to exercise its Warrants, it would own, control or direct an aggregate of 16,345,575 common shares of Apollo, representing 6.88% of Apollo’s issued and outstanding common shares on an otherwise undiluted basis.*  Were RMB (or its affiliates) to exercise all of its Apollo warrants, it (or its affiliates) would own, control or direct an aggregate of 38,661,702 common shares of Apollo, representing 14.88% of Apollo’s issued and outstanding common shares on an otherwise undiluted basis.*

Each of Macquarie Bank and RMB have separately advised Apollo that it is acquiring its Warrants for investment purposes and it will evaluate its investment in Apollo from time to time and may, based on such evaluation of market conditions and other circumstances, increase or decrease security holdings in Apollo as circumstances require. This press release is not an admission that an entity named herein owns or controls any securities referred to herein or is a joint actor with another entity named herein.

*
All calculations of percentages of shares outstanding are based on 225,853,097 common shares outstanding as of February 23, 2009, which number includes the 2,172,840 shares issued to Haywood Securities, Inc. on February 23, 2009 but excludes shares issuable to RAB Special Situations (Master) Fund Limited on February 24, 2009 in connection with the maturity date extension of its US4,290,000 principal amount convertible debentures (as disclosed in our press release issued on February 19, 2009).

Apollo Gold Corporation

Apollo is a gold mining and exploration company which operates the Montana Tunnels Mine, which is a 50% joint venture with Elkhorn Tunnels, LLC, in Montana, the Black Fox advanced stage development project in Ontario, Canada, and the Huizopa project, an early stage exploration project in the Sierra Madres in Chihuahua, Mexico.

Contact Information:

Investor Relations – Marlene Matsuoka

Phone: 720-886-9656 Ext. 217                                                                      Toll Free: 1-877-465-3484

E-mail: info@apollogold.com                                                                      Website: www.apollogold.com

Macquarie Bank

For further information and to obtain a copy of the early warning report filed under applicable Canadian provincial securities legislation in connection with the transactions disclosed herein, please go to Apollo’s profile on the SEDAR website at www.sedar.com or contact Macquarie Bank at +61 2 8232 3273 (Dennis Leong, Corporate Secretary), or the address listed below:

Macquarie Bank Limited
1 Martin Place
Sydney, NSW 2000, Australia

RMB Resources

RMB Resources is the resources merchant banking division of the FirstRand Group, an integrated financial services group. For further information, please visit www.rmbresources.com. For further information and to obtain a copy of the early warning report filed under applicable Canadian provincial securities legislation in connection with the transactions disclosed herein, please go to Apollo’s profile on the SEDAR website at www.sedar.com or contact RMB Australia Holdings Limited at +61 3 8624 1818 (Michael Schonfeld), or the address listed below:

RMB Australia Holdings Limited
Level 6
15 Queen Street
Melbourne, VIC 3000, Australia

FORWARD-LOOKING STATEMENTS
This press release includes “Forward-Looking Statements” within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended.   Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continues,” or the negative of such terms, or other comparable terminology.  All statements regarding the use of proceeds, compliance with the continued listing requirements of the Toronto Stock Exchange, the terms of the foreign exchange hedge program and the timing of commencement of production at Black Fox are forward-looking statements that involve various risks and uncertainties.  There is no assurance that the commencement of production at Black Fox will occur on the schedule set forth in this press release or at all.  There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Important factors that could cause actual results to differ materially from these forward-looking statements include:  global economic factors, which may affect the availability and cost of financing; unforeseen obstacles in the glacial till removal; increases in anticipated cash costs, operating costs, mining costs, capital expenditures and other costs; delays in obtaining equipment; decreases in anticipated plant gold recoveries and gold prices; delays or problems in construction and start-up; variations in ore grade; mining or processing problems or issues; and other factors disclosed under the heading “Risk Factors” and elsewhere in Apollo documents filed from time to time with the Toronto Stock Exchange, the NYSE Alternext, the United States Securities and Exchange Commission and other regulatory authorities.  All forward-looking statements included in this press release are based on information available to Apollo on the date hereof.